Exhibit 10.5

2019 SHORT TERM INCENTIVE PLAN (“STIP”)

Effective January 1, – December 31, 2019

PURPOSE

The Short Term Incentive Plan (the “Plan” or “STIP”) is designed to reward eligible non-sales, non-bargained for employees for achievement of pre-established corporate performance measures and individual performance objectives that are assigned a specific weight according to their importance in the Company’s business plan. This Plan, for eligible employees, covers the period from January 1, 2019 through December 31, 2019.

This Plan supersedes any prior incentive plan version and cancels any document that provides information contrary to the information contained in this Plan version. The Company may terminate the Plan, amend or modify the Plan in any respect, at any time, and without notice, provided, however, that such termination, modification or amendment shall not adversely affect the rights of a participant to receive an award already fully earned under this Plan.

ELIGIBILITY

All regular full-time and part-time non-sales, non-bargained for employees who are employed during the calendar year, and who commence employment with the Company before October 1, 2019, and who do not participate in another incentive plan currently in operation, are potentially eligible to participate in the Plan. To be eligible to earn and receive payment of any incentive award, the participant must be:

1.	Classified as a permanent employee;

2.	Employed with the Company during some portion of the period for which the award is being measured, and initially hired by the Company before October 1, 2019; and

3.	Actively working through the payment date, or on Company-approved or job-protected leave for any periods not worked where the Company has a reasonable expectation that the employee will return to their position in the near future and is active on the date the award is “earned,” as defined in the Administration section. An individual is “actively working” if he or she is actually working and carrying out his or her duties at the Company, or he or she is on PTO or a paid Company holiday.

4.	Must be in an STI eligible position for a minimum of 90 days in order to be eligible for a prorated award.

Incentive awards are not “earned” until the events described in the Administration section occur.

The following individuals are not eligible for a payment under STIP:

1.	Employees who voluntarily terminate their employment or are involuntarily terminated for any reason are not eligible for the 2019 STIP payment. In addition, payment to employees who are under investigation for misconduct on the normal payout date may be delayed. If it is determined that misconduct occurred and termination occurs, the award is forfeited in accordance with applicable state law.

2.	Contractors and interns are not eligible for the 2019 STIP.

3.	Employees who are participating in any other incentive plan within the Company (i.e. Sales Incentive programs, Quarterly Incentive programs, etc.).

4.	Employees who are in an STI eligible position for less than 90 days.

2019 STIP DESIGN

PLAN COVERAGE PERIOD

Awards under the Plan will be based upon the achievement of pre-established annual Corporate performance measure(s), employee performance and the eligible employee’s annual eligible base salary on December 31 of the Plan year will be used when proration(s) are not required for the following Plan Coverage Period(s), unless modified by the Committee:

January 1, 2019 through December 31, 2019.

HR Compensation	2019 Short Term Incentive Plan	Amended November 5, 2019

STIP PERFORMANCE MEASURES AND GOALS

Performance metrics, weighting, and the pre-established performance goals are set by the Compensation Committee. Performance against pre-established corporate goals, as determined by the Committee and the Chief Executive Officer, determine the funding level that will be available for awarding incentives. If it is determined that the 2019 STIP awards will be granted, senior management and the Board retain the sole discretion to set award levels and to adjust award levels and subsequent employee distribution.

Individual Target Award Opportunity

Each individual is assigned a target award opportunity that is a percentage of the individual’s base salary. The target percentage opportunity is determined based on the individual’s job(s) during the Plan Coverage Period, which may result in a target that has been prorated to capture the relevant base salary earnings in each job, the target percentage of each job and the amount of time spent in each job. The eligible employee’s annual eligible base salary on December 31 of the Plan year will be used when proration(s) are not required.

The annual STIP targets by job level are as follows:

Table 1:

JOB LEVEL	2019 STIP TARGET %
Chief Executive Officer	100%
Executive Vice President (EVP)	60% - 70%
Vice President (VP)	40%
Assistant Vice President (AVP)	30%
Director (DIR)	25%
Sr Manager (SRMGR), Manager (MGR), Sr Exempt Individual Contributor (SRIC)	15%
Supervisor (SUPV)	10%
Exempt Individual Contributor (IC)	8%
Non-Exempt Individual Contributor (NEIC)	5%

Performance Goals

There are three components of the 2019 STIP performance goals for January 1 through December 31, 2019:

Table 2:

Plan Component	Weighting	Target for January 1, 2019 through December 31, 2019
Adjusted EBITDA	50%	$500 MM
Adjusted Free Cash Flow	25%	$220 MM
Individual Performance	25%	Funds after obtaining minimum EBITDA before award of $470 MM

The individual performance awards are determined based on individual performance ratings as recorded on the year-end performance appraisal. As a result, eligible employees may receive an award that is higher or lower than the 2019 STIP target awards as defined by their job level.

HR Compensation	2019 Short Term Incentive Plan	Amended November 5, 2019

FUNDING

2019 STIP Financial Targets and Payout “Curve”

–	Adjusted EBITDA (50%). This performance metric supports our focus on improving revenue trends and reflects the public budget released on February 26, 2019, which represents the budget guiding principles and financial projects of the Company for fiscal year 2019. Adjusted EBITDA is adjusted for certain investments in growth opportunities. Adjusted EBITDA award component begins to fund after exceeding minimum adjusted EBITDA of $491 MM after cost of individual performance award and any adjusted FCF award earned, payout curve shown in Table 3 below.
–	Adjusted Free Cash Flow (“Adjusted FCF”) (25%). This performance metric supports our goal of generating cash to build the business, while continuing to meet our debt requirements. FCF has been adjusted to reflect the public budget release of February 26, 2019, which represents the budget guiding principles and financial projections of the Company for fiscal year 2019. Adjusted FCF does not include certain tax liabilities, settlement of liability stock option awards and certain investments in growth opportunities, including merger and acquisitions and relisting activities. Adjusted FCF award component begins to fund after exceeding a minimum adjusted FCF of $211 MM, payout curve shown in Table 3 below.
–	Individual performance (25%). This performance metric supports our goal of pay for performance. It is determined based on individual performance assessment by our CEO. In fiscal year 2019, the Company established a minimum adjusted EBITDA threshold of $470 MM for this performance metric. The means if adjusted EBITDA for fiscal year 2019 is below $470 MM, no incentive award would be earned for the Individual Performance metric (i.e. 25% of the STI payout opportunity would not be funded).

Table 3:

Adj. EBITDA STI Award Scale					Adj. FCF STI Award Scale
Reported EBITDA	% of Annual Award	Updated Calculation			Reported FCF	% of Annual Award
$491.00	25%	←	Minimum Hurdle	→	$211.00	25%
$492.00	33%				$212.00	33%
$493.00	42%				$213.00	42%
$494.00	50%				$214.00	50%
$495.00	58%				$215.00	58%
$496.00	67%				$216.00	67%
$497.00	75%				$217.00	75%
$498.00	83%				$218.00	83%
$499.00	92%				$219.00	92%
$500.00	100%	←	Actual/Target	→	$220.00	100%
$501.50	104%				$221.00	104%
$504.50	113%				$223.00	113%
$507.50	121%				$225.00	121%
$509.00	125%	←	Maximum	→	$226.00	125%

HR Compensation	2019 Short Term Incentive Plan	Amended November 5, 2019

IMPACT OF INDIVIDUAL PERFORMANCE RATING ON THE 2019 STI AWARD

Individual performance rating has a direct impact on the individual performance component (25% of total) of the performance metrics of the 2019 STIP. Your manager will determine the award amount for this component based on the scale below:

Table 4:

2019 Performance Rating	Recommended Payout Percentage for Individual Performance Component
Did Not Meet Expectations	0%
Partially Met Expectations	50% to 75%
Achieved Expectations	75% to 100%
Exceeded Expectations	100% to 125%
Far Exceeded Expectations	125% to 150%

Award amounts for company performance metrics (75% of total) are fixed based on Company’s performance for those receiving a rating of “Partially Met Expectations” or higher. Employees with an individual performance rating of “Did Not Meet Expectations” will receive a reduced payout in the range of 25% to 50% of the Company’s performance component.

PRORATION OF AWARD

If an employee meets Plan eligibility requirements for only a portion of the Plan Coverage Period, the 2019 STIP award will be prorated for any periods the employee was not eligible. For example, the 2019 STIP will be prorated in an amount equivalent to the amount of time the employee was on any of the following:

1.	Unpaid leave

2.	Leave supplemented with a pay replacement benefit (such as STD, LTD, or workers compensation)

3.	Absent without leave

4.	Administrative leave as part of any Company investigation, discipline, or inquiry

5.	Hire date after January 1, 2019

6.	Movement from the 2019 STIP to another incentive plan (e.g., Sales / Operations)

7.	Movement to the 2019 STIP eligible position from another incentive plan (e.g., Sales / Operations) or from a position covered by a collective bargaining agreement

8.	A job change that results in a change in Target % or a change in base pay during the Plan Coverage Period.

In such situations as described above, the 2019 STIP award, if any, will be paid at the time that other 2019 STIP awards are scheduled to be paid in accordance to Plan, unless otherwise specifically stated in this Plan. For employees on leave, STIP awards will be paid to the employee once they return to work, are active and no longer on leave.

EXAMPLE - INCENTIVE AWARD CALCULATIONS:

THRYV Plan – January 1 to December 31:

Company performance metrics as well as your individual performance count towards your 2019 STIP payout calculation. Below is an example of the target 2019 STIP calculation for an eligible employee who has been employed with the Company since January 1, 2019 with an annual base salary of $70,000 and a 10% STIP target opportunity. For illustration purposes, this assumes a full 365 days of the Plan Coverage Period within the same eligible job (I.e. no prorations):

HR Compensation	2019 Short Term Incentive Plan	Amended November 5, 2019

Compensation Assumptions: January 1 – December 31:

●	Base Salary = $70,000

●	Award Target % = 10%

●	Award Target $ = $7,000

●	Performance Rating = Achieved Expectations

Company Performance Assumptions: January 1 – December 31:

●	Company EBITDA achievement of $500 MM, 100% of target.

●	Company FCF achievement of $220 MM, 100% of target.

●	MBO pool fully funded as EBITDA threshold of $470 MM exceeded.

The employee’s 2019 STIP will therefore be as follows for each of the components:

Payout calculation for the Period January 1 – December 31:

Table 5:

	A	B	C
2019 STIP Component	Award Target ($)	Measure Weighting	Target Achieved	Award Payout (A*B*C)
EBITDA	$7,000	50%	100%	$3,500
FCF	$7,000	25%	100%	$1,750
Individual Performance (MBO)	$7,000	25%	90% *	$1,575
2019 STIP Payout				$6,825

* Awarded by manager within allotted range, see table 4.

TIMING OF PAYMENTS

Assuming Plan requirements are satisfied, which include Board review and approval, award payments will be targeted for spring 2020 to eligible employees actively working and on payroll at the time of payment.

DEFINITIONS

BASE SALARY EARNINGS

An eligible employee’s base salary earnings paid during the Plan period as of December 31 or prorated for each eligible job(s) within the Plan period. Base salary earnings for this purpose do not include benefits, bonuses, overtime, or other awards.

BOARD

The Company’s Board of Directors.

COMMITTEE

The Compensation and Benefits Committee of the Board of Directors of the Company.

COMPANY

Thryv Holdings, Inc. and its consolidated subsidiaries.

HR Compensation	2019 Short Term Incentive Plan	Amended November 5, 2019

ADJUSTED EBITDA

Total Company operating income, before interest, taxes, depreciation and amortization, each calculated in accordance with GAAP. This performance metric supports our focus on improving revenue trends, and reflects the public budget released on February 26, 2019, which represents the budget guiding principles and financial projections of the Company for fiscal year 2019. Adjusted EBITDA is adjusted for certain investments in growth opportunities.

ADJUSTED FREE CASH FLOW (FCF)

This performance metric supports our goal of generating cash to build the business, while continuing to meet our debt requirements. Free Cash Flow has been adjusted to reflect the public budget released on February 26, 2019, which represents the budget guiding principles and financial projections of the Company for fiscal year 2019. Adjusted Free Cash Flow does not include certain tax liabilities, settlement of liability based stock option awards and certain investments in growth opportunities, including merger and acquisitions and relisting activities.

INDIVIDUAL TARGET OPPORTUNITY

An eligible STI target percentage for eligible employee based on one’s job level(s).

NON-BARGAINED FOR

Non-represented employees or those employees not working under a collective bargaining agreement.

PLAN COVERAGE PERIOD

The Plan Coverage Period is January 1, 2019 through December 31, 2019.

ADMINISTRATION

Approval/Objectives Guidelines

2019 STIP Awards are at the sole discretion of senior management and the Board of Directors, and may or may not be granted based upon Company, functional unit, departmental, and/or individual performance in the plan year. If it is determined that 2019 STIP awards will be granted, senior management and the Board of Directors retain the sole discretion to set award levels and to adjust award levels and subsequent employee distributions.

When 2019 STIP Awards are Earned

2019 STIP Awards are not earned, are not due, and shall not vest unless and until the following conditions are met: (1) the Approval/Objective Guidelines are met, (2) the Board approves corporate performance and payment, (3) all 2019 STIP eligibility requirements as described herein are met, (4) the individual is employed and actively working for the Company (or on Company Approved or job protected leave) on the payment date, and (5) the payout date occurs.

2019 STIP awards, if any, will be paid within guidelines noted within, and processed with your regular payroll check. All legally required and applicable income and employment taxes and withholdings will be deducted from the gross incentive award paid to participants. Awards are considered eligible compensation for the purposes of calculating 401(k) plan match and contributions, but are not otherwise considered compensation for the purpose of other employee benefits.

Interpretation

The Company shall have the full power and authority to interpret, construe, and administer this Plan, including the determination of the amount of each participant’s award amount.

Short-Term Deferral

All 2019 STIP awards will be paid with the short-term deferral period, and thus, are exempt from Internal Revenue Code Section 409A.

HR Compensation	2019 Short Term Incentive Plan	Amended November 5, 2019

Disclaimer

THIS PLAN IS NOT A CONTRACT OF EMPLOYMENT OR OTHERWISE ALTER YOUR AT-WILL EMPLOYMENT STATUS AND DOES NOT CREATE ANY CONTRACTUAL RIGHTS. Any payment under the Plan or this incentive award is discretionary and at the will of the Company. This Plan document and the award schedules set forth herein do not constitute an express or implied promise of continued employment for any period or at all, and will not interfere in any way with a participant’s right to terminate or the Company’s right to terminate a participant’s employment at any time, with or without cause and with or without notice.

The Company may terminate the Plan, or amend or modify the Plan in any respect, at any time, and without notice. This Plan may be superseded by federal, state, and local laws to the extent applicable.

HR Compensation	2019 Short Term Incentive Plan	Amended November 5, 2019